                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


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                        RiverSource Variable Series Trust
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                (Name of Registrant As Specified In Its Charter)

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                                                  (RIVERSOURCE INVESTMENTS LOGO)

         RIVERSOURCE PARTNERS VARIABLE PORTFOLIO -- SMALL CAP VALUE FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE OF SUBADVISER CHANGE

     This information statement mailed on or about August 11, 2008, is being provided to the shareholders of RiverSource Partners Variable Portfolio -- Small Cap Value Fund (formerly known as RiverSource Variable Portfolio -- Small Cap Value Fund (the "Fund"), a series of RiverSource Variable Series Trust, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (the "SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Fund's Board of Trustees (the "Board"), to select a subadviser (or subadvisers) which RiverSource Investments believes is best suited to achieve the Fund's investment objective.

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated April 10, 2008. The Fund currently has five subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to each subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays each subadviser a subadvisory fee.

     Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement") under which the subadviser manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are consistent with Fund and RiverSource Investments' policies.

TURNER INVESTMENT PARTNERS, INC. AND THE NEW SUBADVISORY AGREEMENT

     Prior to June 6, 2008, Franklin Portfolio Associates LLC ("Franklin Portfolio") served as one of the Fund's five subadvisers, managing a portion of the Fund's assets. At a meeting of the Board on April 9-10, 2008, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Trustees"), approved the recommendation of RiverSource Investments to terminate the agreement with Franklin Portfolio as a subadviser to the Fund and to approve a Subadvisory Agreement (the "Turner Subadvisory Agreement") with Turner Investment Partners, Inc. ("Turner"), adding Turner to the existing line-up of subadvisers for the Fund.

     The recommendation to terminate Franklin Portfolio and to hire Turner was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. Importantly, the recommendation to hire Turner to manage a portion of the Fund's assets was based on an evaluation of the Subadviser Factors, among others, including RiverSource Investments' analysis that the investment strategy of Turner is complimentary with the Fund's other subadvisers, Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow Hanley"), Denver Investment Advisors LLC ("Denver Investment Advisors"), Donald Smith & Co., Inc. ("Donald Smith") and River Road Asset Management ("River Road") (collectively, the "Existing Subadvisers").

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.25..........................................               0.970%
Next 0.25............................................               0.945
Next 0.25............................................               0.920
Next 0.25............................................               0.895
Over 1.00............................................               0.870


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays Turner and the Fund's other subadvisers a fee out of its own assets, calculated at the following annual rates on Fund assets managed by the subadvisers:

     - Turner: 0.50% on the first $50 million, reducing to 0.40% as assets increase.

     - Barrow Hanley: 1.00% on the first $10 million, reducing to 0.30% as assets increase.*

     - Denver Investment Advisors:  0.55% on all assets.

     - Donald Smith: 0.60% on the first $175 million, reducing to 0.55% as assets increase.*

     - River Road:  0.50% on all assets.

* The fee is calculated based on the combined net assets of the Fund and RiverSource Partners Small Cap Value Fund, for which the subadviser also serves as subadviser pursuant to a subadvisory agreement.

     The fee paid by RiverSource Investments to Franklin Portfolio was 0.60%, on the first $100 million, reducing to 0.55% as assets increased. The fee was based upon the combined net assets of the Fund and RiverSource Partners Small Cap Value Fund, for which Franklin Portfolio also served as subadviser pursuant to a subadvisory agreement.

                                                                         FEES PAID BY
                                                  FEES PAID BY THE        RIVERSOURCE
                                                FUND TO RIVERSOURCE     INVESTMENTS TO
                                                    INVESTMENTS       FRANKLIN PORTFOLIO
                                                -------------------   ------------------
RiverSource Partners Variable
  Portfolio -- Small Cap Value Fund
  (fiscal year ended 12/31/2007)..............       $7,915,970            $962,173


     Had Turner subadvised a portion of the Fund as of fiscal year ended Dec. 31, 2007, the estimated pro forma subadvisory fee paid by RiverSource Investments to Turner would have been $758,342.

     The Barrow Hanley, Denver Investment Advisors, Donald Smith and River Road Subadvisory Agreements are unchanged as a result of this transition. Other than the identity of the subadvisers, the fee schedule and the effective and renewal dates, there are no material differences affecting the Fund or its shareholders between the Turner Subadvisory Agreement, and the Franklin Portfolio subadvisory agreement.

INFORMATION ABOUT TURNER

     Turner is organized under the laws of the state of Pennsylvania as a corporation. As of May 31, 2008, Turner had approximately $28.3 billion in assets under management. Turner's principal offices are located at 1205 Westlakes Dr., Suite 100, Berwyn, PA 19312-2414.

     The following table provides information on the principal executive officers and directors of Turner.

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------
Thomas R. Trala.............  Chief Operating and            1205 Westlakes Dr., Suite
                              Financial Officer, Secretary   100 Berwyn, PA 19312-2414
Robert E. Turner............  Chairman/Chief Investment      1205 Westlakes Dr., Suite
                              Officer                        100 Berwyn, PA 19312-2414
Mark D. Turner..............  Vice Chairman, President and   1205 Westlakes Dr., Suite
                              Senior Portfolio Manager       100 Berwyn, PA 19312-2414
Christopher K. McHugh.......  Director, Vice President and   1205 Westlakes Dr., Suite
                              Senior Portfolio Manager       100 Berwyn, PA 19312-2414
Brian F. McNally............  General Counsel and Chief      1205 Westlakes Dr., Suite
                              Compliance Officer             100 Berwyn, PA 19312-2414
Glenn A. Dever..............  Chief Marketing Officer        1205 Westlakes Dr., Suite
                                                             100 Berwyn, PA 19312-2414


BOARD CONSIDERATIONS

     At the April 9-10, 2008 (the "April 2008 meeting") in-person Board meetings, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of the Turner Subadvisory Agreement and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Turner Subadvisory Agreement:

     Nature, Extent and Quality of Services Provided by Turner: The Board considered: (i) Turner's organization, (ii) its favorable history, reputation, qualification and background, as well as the qualifications of its personnel,
(iii) the expertise that Turner offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios, (iv) its proposed investment strategy for the Fund, (v) its long- and short-term performance relative to comparable mutual funds and unmanaged indexes, and (vi) its compliance program. The Board specifically took into account Turner's investment process, evaluating how the proposed subadviser would compliment the Fund's four Existing Subadvisers. The Board also discussed the acceptability of the terms of the Turner Subadvisory Agreement, noting the substantial similarity to the terms of the other Subadvisory Agreements. The Board also discussed Turner's back-office, compliance and operational capabilities. Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that Turner was in a position to provide a high quality of services to the Fund.

     Investment Performance of Turner: For purposes of evaluating the nature, extent and quality of services provided under the Turner Subadvisory Agreement, the Board carefully reviewed Turner's strong performance history. In this regard, the Board accorded weight to certain of Turner's other similarly managed accounts solid absolute and relative returns (versus the Fund's benchmarks) over one, three and five year periods. The Board concluded that, in light of the market conditions, Turner performed favorably.

     Costs of Services Provided: The Board reviewed the proposed level of subadvisory fees, noting that the proposed subadvisory fees would be paid by RiverSource Investments and would not impact the fees paid by the Fund. The Board discussed the differences in the subadvisory fee rates applicable to the Fund's different subadvisers, and noted that the subadvisory fees paid by RiverSource Investments to Franklin Portfolio were more than the subadvisory fees proposed to be paid to Turner. The Board observed that the proposed subadvisory fee level for Turner was comparable to those charged by the Fund's other subadvisers. The Board concluded that the proposed subadvisory fees were reasonable.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because Turner's fees would be paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was separately considered and renewed in the April 2008 meeting.

     Based on the foregoing, the Board, including all of the Independent Trustees, concluded that the fees payable under the Turner Subadvisory Agreement were fair and reasonable in light of the proposed services to be provided. In reaching this conclusion, no single factor was determinative.

     For a mutual fund managed by multiple subadvisers such as the Fund, RiverSource Investments, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. Prior to hiring Turner, the Fund's assets were managed as follows (as of May 31, 2008):

                                                    DENVER
                                         BARROW   INVESTMENT   DONALD   RIVER    FRANKLIN
                                         HANLEY    ADVISORS     SMITH    ROAD   PORTFOLIO
                                         ------   ----------   ------   -----   ---------
RiverSource Partners Variable
  Portfolio -- Small Cap Value Fund....    20%        19%        20%      22%       19%


After hiring Turner, the Fund's assets were managed as follows (as of May 31,
2008)

                                                     DENVER
                                          BARROW   INVESTMENT   DONALD   RIVER
                                          HANLEY    ADVISORS     SMITH    ROAD   TURNER
                                          ------   ----------   ------   -----   ------
RiverSource Partners Variable
  Portfolio -- Small Cap Value Fund.....    20%        19%        20%      22%     19%


ADDITIONAL INFORMATION ABOUT THE FUND

     In addition to acting as the Fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the Fund.

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Distributors, Inc., located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474, a wholly-owned subsidiary of Ameriprise Financial, Inc., serves as the principal underwriter of the Fund.

  CUSTODIAN

     Ameriprise Trust Company, located at 200 Ameriprise Financial Center, Minneapolis, MN 55474, provides custody services to all but a limited number of the RiverSource funds, for which U.S. Bank National Association or The Bank of New York provide custody services.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by contacting your financial advisor, investment professional or RiverSource Variable Portfolio Funds at (888) 791-3380.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of record date of June 6, 2008, RiverSource Life Insurance Company and its subsidiaries owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

(RIVERSOURCE INVESTMENTS   RiverSource Variable Portfolio Funds
  LOGO)                    734 Ameriprise Financial Center
                           Minneapolis, MN 55474



                                                              S-6466-107A (8/08)